EXHIBIT 99.4

AMENDMENT
TO
EMPLOYMENT AGREEMENTS

This Amendment to Employment Agreements (the “Amendment”) is entered into as of this 19th day of May, 2011 (the “Effective Date”) by and between Evolving Systems Limited (“ESL”), Evolving Systems, Inc. (the “Company”), and James King (the “Executive”).

RECITALS

A.                                   ESL and the Executive are parties to that certain Agreement, dated as of February 12, 2007 (the “Employment Agreement”), and the Company and the Executive are parties to that certain Management Change in Control Agreement, dated as of March 10, 2008 (the “Change in Control Agreement,” and, together with the Employment Agreement and all other plans and compensation arrangements, the “Previous Agreements”).

B.                                     ESL and the Executive desire to amend Employment Agreement as provided herein.

C.                                     The Company, ESL, and the Executive desire to supersede and terminate all other Previous Agreements other than the Employment Agreement, Indemnification Agreement and 2011 DSA Incentive Plan.

AMENDMENT

NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to modify the Previous Agreements as follows:

1.                                       Scope of Amendment.  This Amendment shall modify and amend the Employment Agreement only as specifically set forth herein, and, except as so specifically modified and amended herein, the Employment Agreement shall remain in full force and effect in accordance with its terms.  This Amendment shall terminate and supersede all other Previous Agreements other than the Employment Agreement and the Indemnification Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Previous Agreements.

2.                                       Definitions.

“Base Salary” means the basic salary described in Section 5 of Executive’s Employment Agreement.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Bonus” shall mean the incentive bonus payable to Executive pursuant to the Company’s Incentive Compensation Plan.

“Cause” shall be limited to mean the following:

(a)                                  Willful misfeasance or nonfeasance by Executive that materially injures the reputation, business or business relationships of the Company or ESL or any of their officers, directors or employees and such action or failure is not remedied or reasonable steps to effect such remedy are not commenced within thirty (30) days following receipt of written notice;

(b)                                 Any act involving moral turpitude or conviction of a crime other than a vehicular offense (other than vehicular manslaughter) which reflects in some material fashion unfavorably upon the business or business relationships of the Company or ESL or any of their officers, directors or employees;

(c)                                  The willful and continued failure to perform substantially the Executive’s duties or to follow the reasonable direction of ESL or the Company within thirty (30) business days after receipt by Executive of written notice of such failure; or

(d)                                 Willful or prolonged absence from work by Executive, other than by reason of Disability or leave of absence, whether paid or unpaid.

“Change of Control” shall mean the occurrence of any of the following:

(a)                                  the date any person or group acquires ownership of stock of the Company that, together with stock held by the person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; (b) a liquidation or dissolution of the Company; or (c) the sale of all or substantially all (greater than seventy five percent (75%)) of the fair market value of the assets of the Company.  For purposes of this Agreement, the sale by the Company of certain of its assets to Neustar, Inc. pursuant to that certain Asset Purchase Agreement dated April 21, 2011, shall not be deemed a Change of Control;

(b)                                 the acquisition by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the United States Securities Exchange Act of 1934, of beneficial ownership within the meaning of Rule 13-d promulgated under the Securities Exchange Act of more than fifty percent (50%) of either the then- outstanding shares of the Company’s common stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (a) the Company or its subsidiaries or affiliates; or (b) any employee benefit plan of the Company or its subsidiaries or affiliates; or any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing fifty percent (50%) percent or more of the total voting power of the stock of such corporation; or

(c)                                  individuals who constitute the majority of the Board as of the date of this Agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a member of the Board after the date of this Agreement whose election, or nomination for election by holders of the Company’s securities, was approved by the vote of at least a majority of the individuals then constituting the Incumbent Board shall be considered a member of the Incumbent Board.

“Commission” means Executive’s compensation as Vice President of Worldwide Sales & Marketing based upon achievement of bookings targets established annually by the Company.

“Disability” shall mean that the Executive is absent from work for a long period of time and is in receipt of any benefit from ESL’s Permanent Health Insurance.

“Good Reason” shall mean the occurrence of any of the following without Executive’s prior written consent:

(a)                                  the removal of Executive as Vice President of Worldwide Sales & Marketing of ESL or the assignment to Executive of any duties or responsibilities materially inconsistent with Executive’s position, including any material diminution of Executive’s status, title, authority, duties or responsibilities or any other action that results in a material diminution in such status, title, authority, duties or responsibilities;

(b)                                 the requirement that Executive report within a management structure that adds a layer of management between Executive and the Chief Executive Officer of the Company;

(c)                                  the requirement that Executive relocate Executive’s principal place of employment to a location that is farther than thirty-five (35) miles from Executive’s current (as of the Effective Date) principal place of employment;

(d)                                 (i) the reduction by five percent (5%) or more of Executive’s Base Salary or (ii) the reduction by five percent (5%) or more of Executive’s on target earnings (i.e., the aggregate of Executive’s Base Salary, incentive plan, and target Commission as set forth in the compensation plan for Executive then in effect), in each case without Executive’s consent, or any action that materially adversely affects Executive’s overall compensation and benefits package, provided that the Company may change the benefits package if those changes are made on a non-discriminatory basis for all employees who participate in the benefits plans available to Executive; or

(e)                                  the failure of ESL to pay to Executive any portion or installment of any salary, bonus or deferred compensation within fourteen (14) days of the date such compensation is due.

“Termination Commission Amount” means fifty percent (50%) of the total Commission earned for the two-year period ending on the last day of the calendar quarter preceding the calendar quarter in which the Termination Date occurs. In the event that the  Termination Commission Amount exceeds 100% of the target Commission for the year in which the Termination Date occurs, the Termination Commission Amount shall equal the target Commission for the calendar year in which the Termination Date occurs.

“Termination Date” shall mean Executive’s last day of employment, regardless of whether termination is on account of death, Disability, with or without Cause, or a resignation with or without Good Reason.

3.                                       Termination Of Employment.  Either Executive or ESL may terminate the employment relationship at any time, with or without Cause, provided that the period of notice required for ESL to terminate the Executive’s employment shall be thirty (30) days.  The provisions in this Section 3 govern the amount of compensation, if any, to be provided to Executive upon termination of Executive’s employment.

3.1                                 Standard Termination Payments.

(a)                                  Salary and Reimbursements.  Regardless of the reason for termination, ESL shall pay Executive on the first regularly scheduled payroll date following Executive’s Termination Date any Base Salary accrued but unpaid as of Executive’s Termination Date, the value of any accrued paid time off unused by Executive as of Executive’s Termination Date, and any unpaid expense reimbursement, so long as the Expense Reimbursement complies with ESL’s guidelines for such requests.

(b)                                 Bonus and Commission.  In the event Executive’s employment with ESL terminates for any reason (including death or Disability) before the end of any quarterly or annual performance period on which the Bonus and Commission is based, Executive shall be paid a pro-rata portion of Executive’s Bonus (based on the number of days Executive was employed in the applicable quarter with regard to the quarterly bonus and the number of days Executive was employed in the calendar year with respect to the annual bonus) of the Bonus earned for the quarter/year in which Executive’s employment with ESL terminated.  If not already paid, ESL shall pay to Executive the annual Bonus earned by Executive for the prior calendar year, and shall also pay the Bonus (or any pro-rata portion thereof) for any quarterly performance period and the annual period that began before Executive’s Termination Date, such amounts to be paid on the date ESL would otherwise have paid the Bonus if Executive’s employment with ESL had not terminated.  Executive shall not be eligible to be paid a Bonus for any subsequent performance period.  In addition, ESL will pay in the ordinary course all commissions earned by Executive as of Executive’s Termination Date.

3.2                                 Termination Without Cause/Resignation For Good Reason.

(a)                                  Company’s Right to Terminate.  ESL shall have the right to terminate Executive’s employment under this Agreement for any of the following reasons:

(i)                                     upon Executive’s Disability;

(ii)                                  for Cause;

(iii)                               without Cause.

(b)                                 Executive’s Right to Terminate.  Executive shall have the right to resign Executive’s employment with ESL at any time as well as following an event constituting Good Reason.

(c)                                  Severance Benefits.  In the event that ESL terminates Executive’s employment without Cause or Executive resigns for Good Reason, Executive shall receive, in addition to the payments described in Section 3.1 hereof, the following:

(i)                                     Base Severance Payments.  Provided that Executive delivers to ESL a fully executed and complete release, without revocation, in favor of the Company and its subsidiaries and affiliates (including ESL), and in form and substance satisfactory to the Company (the “Release”) within sixty (60) days of Executive’s Termination Date (the “Execution Deadline”), ESL shall provide to Executive an amount equal to (a) twelve (12) months of Executive’s then-current Base Salary and (b) one hundred percent (100%) of the amount of the incentive Bonus target (excluding any commission targets) for the calendar year in which the Termination Date occurs and (c) the Termination Commission Amount (collectively the “Base Severance Payments”).  The Base Severance Payments shall be payable in twelve (12) installment payments in accordance with ESL’s customary payroll practices.

3.3                                 Change in Control—Vesting of Stock Options.  Immediately upon the occurrence of a Change in Control, fifty percent (50%) of Executive’s then unvested stock options, stock appreciation rights, shares of restricted stock and any other unvested equity awards, if any, shall vest.

3.4                                 Resignation for Good Reason or Termination without Cause in Connection with a Change of Control—Enhanced Severance Benefits.

(a)                                  Timing.  In the event that ESL terminates Executive’s employment without Cause or Executive resigns for Good Reason within one hundred eighty (180) days before or three hundred and sixty five (365) days after a Change of Control, Executive shall receive the Enhanced Severance Benefits set forth in Section 3.4(b), provided that if the Executive resigns for Good Reason (i) Executive provides written notice to the Company of the existence of such Good Reason within thirty (30) days of the initial existence of such condition (or, if later, the date on which Executive becomes aware of the existence of such condition); (ii) the Company is provided a period to cure the event or condition giving rise to Good Reason, which cure right extends until the later of fifteen (15) days (A) from the date of receipt of the notice from Executive or (B) the date on which the Change of Control occurs (the “Cure Period”), and the Company fails to do so within the Cure Period; and (iii) Executive resigns from Executive’s employment for such Good Reason within five (5) days of the expiration of the Cure Period.

(b)                                 Enhanced Severance Benefits.  If ESL terminates Executive without Cause within one hundred eighty (180) days before or three hundred and sixty five (365) days after a Change of Control or Executive resigns with Good Reason pursuant to Section 3.4(a), Executive shall be entitled to receive all Standard Termination Payments described in Section 3.1, the Base Severance Payments described in Section 3.2(c)(i) and the following:

(i)                                     Tax Advice Reimbursement.  An amount, not to exceed $7,500, to reimburse Executive for tax advice services during the period that extends through the last day of the second calendar year following the calendar year in which Executive’s Termination Date occurs, to be paid within sixty (60) days following six (6) months after Executive’s Termination Date and receipt by the Company of documentation from Executive substantiating the tax advice services to be reimbursed.

(ii)                                  Vesting of All Stock Options and Rights.  All of Executive’s unvested stock options, stock appreciation rights, shares of restricted stock and any other unvested equity awards shall vest.  The remaining provisions of Executive’s stock options, stock appreciation rights, restricted stock and other equity awards, as governed by the applicable stock or equity incentive plan of the Company, shall continue in full force and effect, provided, however, that vested options and stock appreciation rights shall lapse if not exercised before midnight on the day that is twelve (12) months after the Executive’s Termination Date, or earlier in accordance with the expiration of the term of the option or stock appreciation right.

3.5                                 Termination Upon Death or Disability of Executive.

(a)                                  Upon Executive’s death while employed pursuant to this Agreement, this Agreement shall automatically terminate.

(b)                                 Subject to applicable local and national law, ESL shall at all times have the right, upon thirty (30) days written notice to Executive, to terminate this Agreement based on Executive’s Disability.

(c)                                  In the event Executive’s employment is terminated due to Executive’s death or Disability, ESL shall pay to Executive or Executive’s heirs or estate all payments described in Section 3.1 hereof together with any other compensation and benefits payable to Executive through the Executive’s Termination Date under any compensation or benefit plan, program or arrangement during such period.

3.6                                 Notice; Effective Date of Termination.

(a)                                  Termination of Executive’s employment pursuant to this Agreement shall be effective on the earliest of:

(i)                                     excluding a termination due to Executive’s death or Disability, thirty (30) days after the date on which ESL gives notice to Executive of Executive’s termination, with or without Cause, unless ESL specifies a later date, in which case, termination shall be effective as of such later date;

(ii)                                  the date of Executive’s death;

(iii)                               ten (10) days after ESL gives notice to Executive of Executive’s termination on account of Executive’s Disability; or

(iv)                              thirty (30) days after Executive gives written notice to ESL of Executive’s resignation, provided that ESL may set a termination date at any time between the date of notice and the 30th day thereafter (i.e., the effective date of resignation, but for this Section 3.6(a)), in which case the Executive’s resignation shall be effective as of such earlier date (the date on which Executive’s resignation becomes effective, the “Actual Resignation Effective Date”).

(b)                                 In the event that notice of a termination is given orally, at the other party’s request, the party giving notice must provide written confirmation of such notice within five (5) business days of the request.  In the event of a termination for Cause, written confirmation shall specify the subsection(s) of the definition of Cause being relied on by ESL to support the decision to terminate for Cause, to afford Executive a reasonable opportunity to effect a cure, if permitted and possible under the applicable subsections of the definition of Cause.  In the event of a resignation for Good Reason, written confirmation shall specify the subsection(s) of the definition of Good Reason being relied on by Executive to support the decision to resign for Good Reason, to afford ESL a reasonable opportunity to cure under the applicable subsections of the definition of Good Reason.

3.7                                 Cooperation With ESL After Termination of Employment. Notwithstanding anything to the contrary contained herein, payment of the amounts specified in this Amendment is conditional upon Executive reasonably cooperating with ESL and the Company in connection with any Change in Control or proposed Change in Control and all matters relating to Executive’s employment with ESL, assisting the Company and ESL as reasonably requested in transitioning Executive’s responsibilities to Executive’s replacement, and Executive being available to answer questions and provide transition assistance to the Company and ESL through the end of the period during which Severance Benefits or Enhanced Severance Benefits are to be paid.  Following Executive’s Termination Date, such assistance shall be provided at mutually acceptable times, and in reasonable amounts, taking into account other commitments that Executive may have.  Executive agrees to use Executive’s best efforts to minimize any conflicts with other commitments to facilitate this assistance.  ESL agrees to reimburse Executive for reasonable out of pocket, pre-approved expenses incurred in providing such assistance.

4.             Non-Competition; Non-Solicitation; Confidentiality.

4.1           Non-Competition. In addition to and without limiting the provisions of Section 27 of Section B of Executive’s Employment Agreement, Executive acknowledges that Executive has gained and will gain extensive and valuable experiences and knowledge in the business conducted by the Company and ESL and has had and will have extensive contacts with customers of the Company and ESL.  Accordingly, in consideration of the mutual promises contained in this Amendment, Executive covenants and agrees with the Company and ESL that, during the term of the Employment Agreement and for a period of twelve (12) months following the Executive’s Termination Date, Executive shall not compete directly or indirectly with the Company or ESL and shall not during such period make public statements in derogation of the Company or ESL.  Competing directly or indirectly with the Company or ESL shall mean engaging or having a material interest, directly or indirectly, as owner, employee, officer, director, partner, venturer, stockholder, capital investor, consultant, agent, principal, advisor or otherwise, either alone or in association with others, in the operation of any entity’s division or group which (a) provides operational support systems (OSS) software solutions for provisioning for telecommunications carriers similar to those provided by the Company or ESL and/or (b) is engaged in such other businesses as the Company or ESL is actively engaged in at the time of Executive’s termination of employment.  Competing directly or indirectly with the Company or ESL, as used in this Agreement, shall not include having an ownership interest as an inactive investor, which for purposes of this Agreement shall mean the beneficial ownership of less than five percent (5%) of the outstanding shares of any series or class of securities of any competitor of the Company or ESL, which shares are publicly traded in the securities markets.  This Section 4.1 shall cease to apply in the event the Company is in breach of any obligations to provide severance benefits in accordance with Section 3.2 and/or Section 3.4 and fails to cure such breach within twenty (20) days of receiving written notice of such breach from Executive. Executive agrees that any violation of this Section 4.1 by Executive, as determined by a court of law, shall result in termination of the Company’s obligations to provide severance benefits hereunder and in the event of such termination, Executive shall be required to repay to the Company any such severance benefits previously received.

4.2           Non-Solicitation. In addition to and without limiting the provisions of Schedule 1 to of Executive’s Employment Agreement, Executive acknowledges that Executive has had and will have extensive contacts with employees and customers of the Company and ESL.  Accordingly, in consideration of the mutual promises contained in this Amendment, Executive covenants and agrees that during the term of the Employment Agreement, and for a period of twelve (12) months following Executive’s Termination Date, Executive shall not (i) solicit, raid, entice or induce any employee of the Company or ESL to leave the employ of the Company or ESL; (ii) interfere with the relationship of the Company or ESL with any such employees, including, but not limited to, hiring such employee; or (iii) personally target or solicit customers of the Company or ESL to purchase products or services in competition with the Company’s products or services or to terminate a relationship with the Company or ESL.  This Section 4.2 shall cease to apply in the event the Company is in breach of any obligations to provide severance benefits in accordance with Section 3.2 and/or Section 3.4 and fails to cure such breach within twenty (20) days of receiving notice of such breach from Executive. Executive agrees that any violation of this Section 4.2 by Executive, as determined by a court of law, shall result in termination of the Company’s obligations to provide severance benefits hereunder and in the event of such termination, Executive shall be required to repay to the Company any such severance benefits previously received.

4.3           Confidentiality.  In addition to and without limiting the provisions of Section 25 of Section B of Executive’s Employment Agreement, Executive acknowledges that Executive has had and will have access to certain information related to the business, operations, future plans and customers of the Company and ESL, the disclosure or use of which could cause the Company or ESL substantial losses and damages. Accordingly, Executive acknowledges and affirms the terms and conditions of the Proprietary Information Agreement signed by Executive and incorporated by reference herein.

5.             Outside Activities.  In addition to and without limiting the provisions of Section 24 of Section B of Executive’s Employment Agreement, except with the prior written consent of the Board, Executive will not, while employed by ESL or the Company, undertake or engage in any other employment, occupation, consulting, advisory, or other business enterprise or business activities that would interfere with Executive’s responsibilities and the performance of Executive’s duties hereunder.

6.             No Conflict with Existing Obligations.  Executive represents that Executive’s performance of all the terms of this Agreement and as an executive of ESL does not and will not breach any agreement or obligation of any kind made prior to Executive’s employment by ESL, including agreements or obligations Executive may have with prior employers or entities for which Executive has provided services.  Executive has not entered into, and Executive agrees that Executive will not enter into, any agreement or obligation, either written or oral, that conflicts with Executive’s obligations hereunder.

7.             General Provisions.

7.1           Counterparts. This Amendment may be executed in separate counterparts, including facsimile, PDF, or other electronic counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EVOLVING SYSTEMS LTD.

By:	/s/ Anita T. Moseley
Name:	Anita T. Moseley
Title:	SVP & Corporate Secretary

EVOLVING SYSTEMS, INC.

By:	/s/ DAVID J. NICOL
Name:	David J. Nicol
Title:	Chairman, Compensation
Committee of the Board of Directors

JAMES KING

/s/ JAMES KING

Exhibit A

Life Insurance Benefits.  In addition to the standard life insurance benefits payable to employees of the Company, the Company will provide life insurance to Executive in the amount of $300,000 USD, subject to Executive’s insurability.  The Company pays the premium, but tax related to the premium is the responsibility of Executive.

Upgrade to First Class Travel/Business Travel.  Upgrades to business class travel will be made available to Executive in certain circumstances only in accordance with the Company’s standard travel policies (for example, for certain international flights). Upgrades to first class tickets, through the use of coupons and mileage points, is permitted where there is no additional cost to the Company.

Miscellaneous Benefits.  The Company will provide you with a cell phone/Blackberry and cell phone/Blackberry service.  You will also be provided with a laptop computer.